Exhibit 10.2

SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this “Agreement”) is dated as of May 25, 2023 (the “Execution Date”), between Reed’s, Inc., a Delaware corporation (the “Company”), and D&D Source of Life Holding Ltd., a Cayman Islands exempted company (the “Investor”).

WHEREAS, concurrently the Company and the Investor are entering into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Investor agrees to purchase 1,160,542 shares of Common Stock and 232,108 warrants of Common Stock of the Company (collectively, the “Financing Transaction”), with an aggregate value of $3,000,000;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

1.	Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Common Stock” means the Common Stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Greater China Area” means mainland China, Hong Kong, Macau, and Taiwan.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

2.	Board of Directors.

(a) The Company agrees that the board of directors of the Company (the “Board”) and all applicable committees of the Board shall take all necessary actions to appoint one (1) individual nominated by the Investor as director of the Company (the “Nominated Director”), and one (1) individual recommended by the Investor as independent director of the Company (the “Independent Director”). The Nominated Director shall be appointed promptly after the closing of the Financing Transaction; the Independent Director will be nominated for election as director at the Company’s 2023 annual meeting of stockholders. The Board shall recommend, support and solicit proxies (if necessary) for the election of the Nominated Director and Independent Director at the shareholders meetings of the Company in the same manner and with the same efforts as the Board and all applicable committees of the Board recommend, support and solicit proxies for the election of the Company’s other director nominees.

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(b) Without the consent of the Nominated Director, the size of the Board shall not exceed seven (7) members following the election of the Nominated Director and the Independent Director.

3.	Market and Production Line Expansion.

(a) The Company and the Investor shall cooperate with each other to start the new Omega-3 beverage products as soon as practicable after the completion of the Financing Transaction, which initiative is to be funded by the Investor. The parties will use their best efforts to launch the new Omega-3 products in the first quarter of 2024.

(b) The Company shall, and the Investor shall assist the Company to, introduce and market its products in the Asian market, with particular focus on the Greater China Area, as soon as practicable after the completion of the Financing Transaction.

(c) The Company and the Investor shall jointly establish an operating division specific to explore and develop its business in the Asian market, and the Investor will lead the operation.

4.	Preemptive Rights.

(a) If, at any time, the Company (or any of its subsidiaries who are Affiliates) proposes to issue (except in a transaction described in Section 4(b) below) any of its equity securities or any securities convertible into or having the rights to purchase any equity securities to any Person (collectively, “Equity Securities”), then, in such event, the Company shall first offer in writing to sell such Equity Securities, on the same terms and conditions as proposed by the Company to such Person or entity, to the Investor. The Investor shall then have the option to purchase its pro rata portion of the Equity Securities proposed to be issued (based on the number of Equity Securities owned by the Investor in relation to the total number of the Equity Securities then outstanding, all determined on a fully diluted basis), at the price and upon the terms set forth in such writing. Such option shall be exercisable by written notice to the Company for a period of fifteen (15) days from the date of such offer. A failure by the Investor to give written notice of the exercise within such fifteen (15) day period shall be deemed to be a rejection by the Investor of its option to purchase. The closing of the purchase of Equity Securities by the Investor shall take place within fifteen (15) days after the expiration of such fifteen (15) day period. The Company shall have sixty (60) days from the expiration of the right set forth herein to sell the unsold portion of the Equity Securities to other purchasers, but only upon terms and conditions that are in all material respects no more favorable to such purchasers or less favorable to the Company than those set forth in the Equity Securities offering. In the event that the sale of the unsold portion of Equity Securities is not consummated within such sixty (60) day period, the Company’s right to sell such unsold Equity Securities shall be deemed to lapse, and any sale of Equity Securities without additional notice to the Investor as provided for in this Section 4(a) shall be deemed to be in violation of the provisions of this Agreement.

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(b) The following transactions shall be excluded from the restrictions of this Section 4:

(i)	The issuance of shares of Common Stock (or options, warrants or other purchase rights exercisable for Common Stock), as adjusted for any stock dividends, combinations, splits, recapitalizations and the like to employees, consultants or directors of the Company pursuant to the Company’s 2020 Equity Incentive Plan;

(ii)	The issuance of shares of Common Stock pursuant to agreements duly entered into concurrently herewith; and

(iii)	The issuance of Equity Securities pursuant to outstanding contractual obligations as specified in Schedule A.

5.	Effectiveness. This Agreement shall become effective upon the closing of the Purchase Agreement.

6.	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.	Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Investor.

8.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor (other than by merger). The Investor may assign any or all of its rights under this Agreement.

9.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. If any party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

10.	Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

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11.	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

12.	Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any Proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate.

13.	WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

REED’S, INC.	Address for Notice:

By:	Email:
Name:	Fax:
Title:
With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

D&D SOURCE OF LIFE HOLDING LTD.		Address for Notice: Rooms 3006-07, China Resources Building, 26 Harbour Road, WanChai, Hong Kong
By:		Email: deng@blb-hk.com
Name:	Shufen Deng	Fax: +852 2111 4596
Title:	Director
With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Shareholders Agreement]

SCHEDULE A

OUTSTANDING CONTRACTUAL OBLIGATIONS

1. Obligations to issue common stock to Whitebox Advisors, LLC and its affiliates under the secured convertible notes initially dated May 9, 2022 and related transaction documents.

2. Outstanding warrants included in capitalization table.

[Schedule A Outstanding Contractual Obligations]